                              EMPLOYMENT AGREEMENT

    AGREEMENT effective as of October 1,1998 between Forward Industries, Inc., a New York corporation with offices at 400 Post Avenue, Westbury, New York 11590 (the "Company"), and Jerome Ball residing at 300 East 56th Street, New York, New York 10022 ("Executive").

                              W I T N E S S E T H:

    WHEREAS, the Company desires to employ Executive to perform senior executive and other services for the Company, and Executive desires to accept such employment, all on the terms and conditions hereinafter set forth.

    NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt of which the parties acknowledge, the parties agree as follows:

    Employment and Duties

         The Company hereby employs Executive for the term of this Agreement and Executive hereby accepts such employment as the Vice Chairman and Chief Executive Officer of the Company for the first six months of the term and Chairman and Chief Executive Officer for the remainder of the term on the terms and conditions set forth in this Agreement.

    1.   Employment Term

         Unless terminated at an earlier date pursuant to the terms of this Agreement, the term of employment hereunder (the "Employment Term") shall be two (2) years, commencing on the date hereof (the "Commencement Date").

    2.   Services

         a. Executive shall perform such duties of a senior executive nature for the Company, as shall be consistent with the provisions of the Company's By-laws in effect on the date hereof, subject to the direction of the Board of Directors of the Company (the "Board"). Executive shall serve the Company faithfully and to the best of his ability and shall devote his full business time and attention to the affairs of the Company, subject to reasonable absences for vacation and illness as determined by the Board.

         b. The headquarters for the performance of Executive's services during the term of this Agreement shall be the principal executive offices of the Company in Westbury, New York, unless otherwise agreed by the Company and Executive and subject to such reasonable travel in the performance of Executive's duties as the business of the Company may require.

    3.   Compensation and Expense Reimbursement

         a. Salary. Executive shall be entitled to receive for all services rendered by Executive in any capacity, an annual salary at the rate of $201,600 (payable in equal installments in accordance with the then prevailing practices of the Company, but in no event less frequently than monthly), subject to adjustment upon terms agreed upon by the Company and Executive.

         b. Bonus. The Executive shall receive a bonus with respect to each full fiscal year ended during the Employment Term equal to ten percent (10%) of the pre-tax operating profit (if any) of the Company above $675,000 as shown in its audited financial statements for each such fiscal year.

         In addition, as further inducement to Executive to serve as Chief Executive Officer of the Company, upon execution of this Agreement, Executive shall receive under the Company's 1996 Stock Incentive Plan (the "Plan") options to purchase 250,000 shares of common stock, par value $.01 per share (the "Common Stock"), of the Company at an exercise price of $1.75 per share. Of such options, options to purchase 125,000 (subject to adjustment for stock splits and similar events) of such shares of Common Stock shall become exercisable every six months during the first year of the Employment Period, provided the Executive is still employed by the Company. Such options shall expire ten years after the date of grant. However, if this Agreement is terminated prior to the end of the Employment Term, such options shall expire two years after the date of termination.

         c. Expenses. Executive will be reimbursed for all reasonable and necessary expenses incurred by Executive in carrying out the duties contemplated under this Agreement, in accordance with then prevailing Company procedure, as such practices may be changed from time to time by the Board. Executive shall be reimbursed for such expenses upon submission of appropriate documentation. In addition, the Company shall reimburse the Executive for, or pay for, the expenses for leasing an automobile and parking not to exceed $1,000 per month.

         d. Stock Options. Executive shall be granted options under the Plan to purchase up to 250,000 shares of Common Stock at an exercise price of $2.00 per share if the Company's Common Stock price averages $3.50 per share for 180 consecutive days based upon the average reported closing sale prices for the Company's Common Stock on the Nasdaq Smallcap Market. Such options shall expire five years after the date of grant, provided the Executive is still employed by the Company. If this Agreement is terminated prior to the end of the Employment Term, such options shall expire two years after the date of termination.

         e. Benefits. Executive shall be entitled to participate in all group health and other insurance programs and all other fringe benefit or retirement plans (including any 401(k) plan) or other compensatory plans which the Company may hereafter elect to make available to its executives generally on terms no less favorable than those provided to other executives generally, provided Executive meets the qualifications therefor, but the Company shall not be required to establish any such program or plan, except as provided in this Paragraph 4.

         f. Board of Directors. The Executive shall be invited to join the Company's Board of Directors as Vice Chairman upon the commencement of the Employment Term and as Chairman following the first six months of the Employment Term.

    4.   Termination for Cause

         In the event of: (a) fraud against the Company, conviction of a felony, the intentional disclosure of confidential information (unless required by applicable law or court or other order), aiding a competitor to the detriment of the Company, its subsidiaries or affiliates, intentionally engaging in conduct which brings disrepute or otherwise is damaging to the reputation of the Company, its subsidiaries or affiliates, performing competitive services or acting in a competitive capacity for any other person, firm or corporation without the prior written consent of the Company; or (b) willful misconduct, gross negligence, prolonged and unexcused absenteeism by Executive in connection with Executive's employment hereunder, a breach by Executive of the terms of this Agreement which has a material adverse effect on the Company, or Executive's willful or intentional failure to implement the reasonable business requests or directions of the Board, the Company shall have the right to give Executive a termination notice, specifying the nature of the breach or failure. If such termination notice is given pursuant to clause (a) above, the Employment Term shall terminate upon the giving of such notice. If such termination notice is given pursuant to clause (b) above, the Employment Term shall terminate thirty
(30) days after the giving of such notice if the circumstances described in such notice have not been remedied by Executive within such thirty (30)-day period. Upon the termination of the Employment Term pursuant to this Paragraph 5, all provisions of this Agreement shall terminate except for the provisions of Paragraphs 7 and 8. Upon the effective date of termination of the Employment Term, the Company shall have no further obligation to Executive hereunder, except for accrued and unpaid salary, and other previously earned, accrued and unpaid benefits from the Company and its employee benefit plans through the date of termination.

    5.   Illness or Incapacity

         In the event of any disability, illness or other incapacity which prevents Executive from performing services as contemplated herein, the obligation of the Company to pay compensation to Executive shall be reduced to the extent of any amount received by Executive pursuant to any disability insurance policy maintained and paid for by the Company. If Executive shall be incapacitated for more than 120 consecutive days or 180 days in any consecutive 12-month period, the Company shall have the right to terminate this Agreement upon 10 days' prior written notice with no further liability, except for accrued and unpaid salary, and other previously earned, accrued and unpaid benefits from the Company and its employee benefit plans through the date of such termination, provided that such termination shall not prejudice any rights of Executive under any disability policies being maintained by the Company for Executive under the terms of this Agreement. Notwithstanding any such termination, the provisions of Paragraphs 7 and 8 will continue to apply.

    6. Death   This Agreement shall terminate automatically upon the death of
Executive. In such event, the Company shall pay the estate of Executive, in addition to any amounts to which Executive's estate would otherwise be entitled under the Company's retirement plans and group life insurance policy, within 30 days after the date of death, all compensation earned under Paragraph 4 through the date of death.

    7.   Non-Competition and Trade Secrets

         a. Confidentiality and Work Product. During the term of this Agreement and thereafter without limitation of time, Executive shall not knowingly divulge, furnish, or make available to any third person, company, corporation or other organization (including but not limited to customers, competitors or government officials), except in the course of performing his duties as an Executive hereunder or with the Company's prior written consent, trade secrets or other confidential information concerning the Company, its subsidiaries or affiliates or the business of any of the foregoing, including without limitation, confidential methods of operation and organization and confidential sources of supply and customer lists, but Executive may make disclosures as required by applicable law or orders without prior written notice to the Company. For purposes of this Paragraph 7, information shall not be deemed confidential if it (i) is within the public domain, or (ii) becomes publicly known other than through disclosure by Executive in violation of this provision.

         b. Non-Competition. During the Employment Term and for a period of three (3) years thereafter, Executive agrees not to directly or indirectly, own, control, manage, operate, participate or invest in, including, but not limited to, as an officer, director, shareholder, employee, consultant, agent, or otherwise be connected with, in any manner, any business, enterprise or venture which is engaged in the business of manufacturing and/or distributing of carrying cases supplied to the cellular telephone, home medical equipment, laptop computer, photography, video or audio industries and any other business engaged in by the Company during the Employment Term, except that nothing in this subparagraph shall be deemed to prohibit Executive from the acquisition or holding of, solely as a passive stockholder, not more than one percent (1%) of the shares or other securities of a publicly-owned corporation if such securities are traded on a national securities exchange or over the counter.

         c. Solicitation. During the Employment Term and for a period of three
(3) years thereafter, Executive agrees not to directly or indirectly solicit, employ or retain or arrange to have any other person, firm or other entity solicit, employ, retain, or otherwise participate in the employment or retention of, any person who is then, or who has been, within the preceding six
(6) months, an employee, technician or engineer of the Company, its subsidiaries or affiliates.

         d. In the event Executive shall violate any provisions of this Paragraph 7 (which provisions Executive hereby acknowledges are reasonable and equitable), Executive shall no longer be entitled to and hereby waives any and all rights to any termination payment under this Agreement.

    8.   Separability

         Executive agrees that the provisions of Paragraph 7 hereof constitute independent and separable covenants, for which Executive is receiving consideration which shall survive the termination of employment and which shall be enforceable by the Company notwithstanding any rights or remedies the Company may have under any other provision hereof.

    9.   Specific Performance

         Executive acknowledges that:

         (i) the services to be rendered under the provisions of this Agreement are of a special character and it would be difficult to replace such services;

         (ii) the Company is relying on the covenants contained herein, including, without limitation, those contained in Paragraph 7 above, as a material inducement for entering into this Agreement;

         (iii) the Company may be damaged if the provisions hereof are not specifically enforced; and

         (iv) the award of monetary damages may not adequately protect the Company in the event of a breach hereof by Executive.

         By virtue thereof, Executive agrees and consents that if Executive breaches any of the provisions of this Agreement, the Company, in addition to any other rights and remedies available under this Agreement or otherwise, shall (without any bond or other security being required and without the necessity of proving monetary damages) be entitled to a temporary and/or permanent injunction to be issued by a court of competent jurisdiction restraining Executive from committing or continuing any violation of this Agreement, or any other appropriate decree of specific performance. Such remedies shall not be exclusive and shall be in addition to any other remedy which the Company may have.

    10.  Miscellaneous

         a. Entire Agreement; Amendment. This Agreement constitutes the entire employment agreement between the parties and may not be modified, amended or terminated (other than pursuant to the terms hereof) except by a written instrument executed by the parties hereto. All other agreements between the parties pertaining to the employment or remuneration of Executive not specifically contemplated hereby or incorporated or merged herein are terminated and shall be of no further force or effect.

         b. Assignment. This Agreement is not assignable by Executive without the prior written consent of the Company and any purported assignment by Executive of Executive's rights and/or obligations under this Agreement shall be null and void. This Agreement may be assigned by the Company at any time, upon delivery of written notice to Executive (with Executive's consent, not to be unreasonably withheld), to any successor to the business of the Company, or to any subsidiaries or affiliates of the Company. In the event that Executive does not consent to the assignment of this Agreement, the Company shall have the right to terminate this

Agreement automatically with no further liability, except for accrued and unpaid salary, and other previously earned, accrued and unpaid benefits from the Company and its employee benefit plans.

         c. Waivers, etc. No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature. The failure of any party to insist upon strict adherence to any term of this Agreement on any occasion shall not operate or be construed as a waiver of the right to insist upon strict adherence to that term or any other term of this Agreement on that or any other occasion.

         d. Provisions Overly Broad. In the event that any term or provision of this Agreement shall be deemed by a court of competent jurisdiction to be overly broad in scope, duration or area of applicability, the court considering the same shall have the power and hereby is authorized and directed to modify such term or provision to limit such scope, duration or area, or all of them, so that such term or provision is no longer overly broad and to enforce the same as so limited. Subject to the foregoing sentence, in the event that any provision of this Agreement shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall attach only to such provision and shall not affect or render invalid or unenforceable any other provision of this Agreement.

         e. Notices. Any notice permitted or required hereunder shall be in writing and shall be deemed to have been given on the date of delivery or, if mailed by certified mail, postage prepaid, return receipt requested, documented overnight courier, or by facsimile transmission, on the date mailed or transmitted.

   (i)   If to Executive to:

         Jerome Ball at his address
         set forth in the preamble to this Agreement

   (ii)  If to the Company to:

         the address set forth in the preamble
         to this Agreement
         Attention: Chairman of the Board

         with a copy to:

         Squadron, Ellenoff, Plesent & Sheinfeld, LLP
         551 Fifth Avenue
         New York, New York  10176
         Attention:  Kenneth R. Koch, Esq.
         Telecopy: (212) 697-6686

         F. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK GOVERNING CONTRACTS MADE AND TO BE PERFORMED IN NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THEREOF.

         g. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

         h. This Agreement may be executed in counterparts, each of which shall be deemed an original, and each party may become a party hereto by executing a counterpart hereof. This Agreement and any counterpart so executed shall be deemed to be one and the same instrument. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

EXECUTIVE                              FORWARD INDUSTRIES, INC.

/s/ Jerome Ball                        By: /s/ Theodore H. Schiffman
-----------------------------             -----------------------------
Jerome Ball                                Name:  Theodore H. Schiffman
                                           Title: Chief Executive Officer